EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

          THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                   PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN
                   YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!

                  Please detach at perforation before mailing.

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                            THE TATTERSALL BOND FUND,
                    a series of Williamsburg Investment Trust


                      PROXY FOR THE MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 28, 1999


         The undersigned, revoking all Proxies heretofore given, hereby appoints Fred T. Tattersall, John T. Bruce, Marc Collins, Tina Hosking, Michael H. Koonce and Beth Werths or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of The Tattersall Bond Fund, a series of Williamsburg Investment Trust ("Tattersall"), that the undersigned is entitled to vote at the special meeting of shareholders of Tattersall Bond to be held at 10:00 a.m. on Friday, May 28, 1999 at the offices of Countrywide Fund Services, Inc., 312 Walnut Street, Cincinnati, Ohio 45201-5354 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

                    NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

                    Date                 , 1999


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                    ----------------------------------------
                    Signature(s) and Title(s), if applicable

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         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
OF WILLIAMSBURG INVESTMENT TRUST. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSALS. THE SHARES REPRESENTED HEREBY WILL BE VOTED
AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED. THE BOARD OF TRUSTEES OF WILLIAMSBURG INVESTMENT TRUST RECOMMENDS A
VOTE FOR THE PROPOSALS.  PLEASE MARK YOUR VOTE BELOW IN BLUE OR
BLACK INK.  DO NOT USE RED INK.  EXAMPLE:             X


         1. To approve an Agreement and Plan of Reorganization whereby Evergreen Select Core Bond Fund, a series of Evergreen Select Fixed Income Trust, will (i) acquire all of the assets of Tattersall Bond in exchange for shares of Evergreen Select Core Bond Fund; and (ii) assume the identified liabilities of Tattersall Bond, as substantially described in the accompanying Prospectus/Proxy Statement.


---- FOR                      ---- AGAINST                          ---- ABSTAIN

         2. To approve the proposed Interim Investment Advisory Agreement with Tattersall Advisory Group, Inc.


---- FOR                      ---- AGAINST                          ---- ABSTAIN

         3. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.


---- FOR                      ---- AGAINST                          ---- ABSTAIN




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